Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE

Contacts
MEDIA INVESTORS	Natalie Godwin ngodwin@unum.com Tom White 423-294-8996 tawhite@unum.com

Unum Group Completes Senior Note Offering and

Announces Redemption of 4.500% Senior Notes due 2025

CHATTANOOGA, Tenn. (June 14, 2021) – Unum Group (NYSE: UNM) announced today that it has completed an offering of $600 million aggregate principal amount of senior notes due 2051 with an annual coupon rate of 4.125 percent. The net proceeds of the offering are expected to be used to redeem all of the company’s 4.500 percent senior notes due 2025 (CUSIP Number 91529Y AQ9) (the “2025 Notes”) outstanding on June 29, 2021 (the “Redemption Date”), and the balance of the net proceeds will be used for general corporate purposes, which could include additional redemptions or repurchases of outstanding debt.

BofA Securities, Inc., Goldman Sachs & Co. LLC, and J.P. Morgan Securities LLC were joint active book-running managers.

A prospectus supplement, dated June 9, 2021, and the accompanying base prospectus, dated August 20, 2020, relating to the senior notes may be obtained by searching the company’s filings on the U.S. Securities and Exchange Commission’s website at www.sec.gov or by visiting the “SEC Filings” page on the Investors section of the company’s website, which can be accessed directly at www.investors.unum.com.

The company also announced today that it will redeem all of the outstanding 2025 Notes at a redemption price equal to the greater of: (1) 100% of the aggregate principal amount of the 2025 Notes plus any accrued and unpaid interest on the principal amount of the 2025 Notes to the Redemption Date and (2) the sum, as calculated by the Independent Investment Banker (as defined in the 2025 Notes), of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the Redemption Date) on the 2025 Notes to be redeemed (assuming for such purpose that the 2025 Notes mature on February 15, 2025) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate (as defined in the 2025 Notes) plus 50 basis points, plus accrued and unpaid interest on the principal amount to be redeemed to the Redemption Date. As of the date of this news release, $500 million aggregate principal amount of the 2025 Notes is outstanding.

The company has instructed The Bank of New York Mellon Trust Company, N.A., the trustee and paying agent for the 2025 Notes, to distribute a notice of redemption to all registered holders of the 2025 Notes. The 2025 Notes must be surrendered to The Bank of New York Mellon Trust Company, N.A., to collect the redemption price pursuant to the notice of redemption.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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FORWARD-LOOKING STATEMENTS

Certain statements in this release, including statements regarding expectations for the use of proceeds, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Unum Group and its subsidiaries. Unum Group’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in Part 1, Item 1A (Risk Factors) of Unum Group’s Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements in this release speak only as of the date of this release, and Unum Group does not undertake to update any particular forward-looking statement included in this release.

ABOUT UNUM

Unum Group (www.unum.com) provides a broad portfolio of financial protection benefits and services through the workplace, and is a leading provider of disability income protection worldwide. Through its Unum US, Unum UK, Unum Poland, and Colonial Life businesses, the company provides disability, life, accident, critical illness, dental and vision benefits that protect millions of working people and their families. Unum also provides leave and absence management services that streamline the leave experience for employers and employees and stop-loss coverage to help self-insured employers protect against medical costs. Unum reported revenues of $13.2 billion in 2020 and provided $7.6 billion in benefits.

For more information, connect with us on Facebook (www.facebook.com/unumbenefits), Twitter (www.twitter.com/unumnews) and LinkedIn (www.linkedin.com/company/unum).

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.